FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line-Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS 2017 FINANCIAL RESULTS

Columbus, Ohio - February 22, 2018 - Diamond Hill Investment Group, Inc. (the “Company,” "we," "our") (NASDAQ:DHIL) today reported results for the year ended December 31, 2017. The Company plans to file its Form 10-K later today and we urge investors to read and consider the information in that filing.

Selected Income Statement Data
(in thousands, except per share figures)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% Change	2017	2016	% Change
Revenues:
Investment advisory(a)	$34,487	$36,893	(7)%	$132,689	$121,645	9%
Mutual fund administration, net	3,266	3,146	4%	12,513	14,458	(13)%
Total revenue	37,753	40,039	(6)%	145,202	136,103	7%

Operating expenses	19,443	20,512	(5)%	78,200	73,034	7%
Net operating income	18,310	19,527	(6)%	67,002	63,069	6%

Investment income (loss), net	4,439	2,522		14,017	7,517
Gain on sale of subsidiary	—	—		—	2,676

Income before taxes	22,749	22,049	3%	81,019	73,262	11%

Income tax provision	(10,398)	(8,171)	27%	(29,417)	(26,668)	10%
Net income attributable to common shareholders	$11,895	$13,645	(13)%	$49,989	$46,052	9%

Earnings per share - diluted	$3.43	$3.99	(14)%	$14.48	$13.49	7%
Operating profit margin	49%	49%		46%	46%

(a) - Investment advisory revenue in the fourth quarter of 2016 includes $6.4 million received in connection with the termination of a variable rate fee contract.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Income Taxes
The Tax Cuts and Jobs Act was passed on December 22, 2017.  Among other federal tax law changes, for taxable years beginning after December 31, 2017, the new law establishes a flat corporate income tax rate of 21% to replace our current rate of 35% and eliminates the corporate alternative minimum tax.  The Company’s fourth quarter income tax provision was $10.4 million (45.7% Effective Tax Rate) and reflected the impact of the Tax Act, including additional tax expense of $3.6 million resulting from the re-measurement of the Company's estimated net deferred tax asset as of December 31, 2017.  The Company’s effective tax rate for the full year of 2017 was approximately 36.3%.  The Company currently expects its full year 2018 effective income tax rate to range between 23 and 25 percent.

Selected Balance Sheet Data
(in thousands, except per share figures)

	December 31,
	2017	2016
Assets
Cash equivalents and investment portfolio	$215,078	$165,206
Accounts receivable	19,220	18,605
Deferred taxes	5,844	8,737
Other assets	10,246	7,170
Total assets	$250,388	$199,718

Liabilities	57,868	46,653

Redeemable noncontrolling interest	20,077	13,841

Total shareholders' equity	172,443	139,224

Total liabilities and shareholders' equity	$250,388	$199,718

Book value per share	$49.69	$40.81
Outstanding shares	3,470	3,412

	Change in Assets Under Management
	For the Year Ended December 31,
(in millions)	2017	2016
AUM at beginning of the year	$19,381	$16,841
Net cash inflows (outflows)
proprietary funds	843	548
sub-advised funds	(164)	639
institutional accounts	(254)	(1,023)
	425	164
Net market appreciation and income	2,511	2,376
Increase during the year	2,936	2,540
AUM at end of the year	$22,317	$19,381

About Diamond Hill:
We are an independent investment management firm with significant employee ownership and $22.3 billion in assets under management as of December 31, 2017.  We provide investment management services to institutions and individuals through mutual funds, institutional separate accounts, an exchange traded fund, and private investment funds.  Our entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and our interests are firmly aligned with our clients through significant investment in its strategies.  For more information visit www.diamond-hill.com.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Use of Supplemental Data as Non-GAAP Performance Measures
As supplemental information, we are providing performance measures that are based on methodologies other than U.S. generally accepted accounting principles (“non-GAAP”). We believe the non-GAAP measures below are useful measures of our core business activities, are important metrics in estimating the value of an asset management business, and may enable more appropriate comparison to our peers. These non-GAAP measures should not be a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and may be calculated differently by other companies. The following schedule reconciles GAAP measures to non-GAAP measures for the years ended December 31, 2017 and 2016, respectively.

	Year Ended December 31,
(in thousands, except per share data)	2017	2016
Total revenue	$145,202	$136,103

Net operating income, GAAP basis	$67,001	$63,069
Non-GAAP adjustment:
Gains (losses) on deferred compensation plan investments, net(1)	2,382	1,837
Net operating income, as adjusted, non-GAAP basis(2)	69,383	64,906
Non-GAAP Adjustment:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(25,192)	(23,626)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	$44,191	$41,280

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$12.80	$12.09
Diluted weighted average shares outstanding, GAAP basis	3,452	3,413

Operating profit margin, GAAP basis	46%	46%
Operating profit margin, as adjusted, non-GAAP basis(6)	48%	48%

(1) Gains (losses) on deferred compensation plan investments, net: The gain (loss) on deferred compensation plan investments, which increases (decreases) deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income (loss) below net operating income on the income statement, and thus has no impact on net income attributable to the Company.
(2) Net operating income, as adjusted: This non-GAAP measure was calculated by taking the Company’s net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP measure represents the tax provision excluding the impact of investment related activity and the sale of subsidiary and is calculated by applying the tax rate from the actual tax provision to net operating income, as adjusted.
(4) Net operating income, as adjusted after tax: This non-GAAP measure was calculated by taking the net operating income, as adjusted less the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP measure was calculated by dividing the net operating income, as adjusted after tax by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP measure was calculated by dividing the net operating income, as adjusted by total revenue.

Our management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

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Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words “believe,” “expect,” “anticipate,” “estimate,” “should,” “hope,” “seek,” “plan,” “intend” and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; changes in interest rates; changes in national and local economic and political conditions, the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the U. S. Securities and Exchange Commission.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com